Exhibit 99.1

Letter to Shareholders, dated August 19, 2014

August 19, 2014

To our Shareholders:

We would like to update you on developments and plans at ADGE. The substance of this information has been published in our SEC reports, but we thought that a less formal presentation would be easier to read and more informative.

As you probably know, we recently completed a registered public offering of our common stock for gross proceeds of $4,001,783. The dollar amount and price were not what we had hoped for. However, during the process we were able to meet new investors and broaden the exposure of our company. The main factor that we believe is holding back an acceleration of our progress is long-term financing. Although the offering proceeds were modest, they will at least allow us to move forward more quickly in the intermediate term.

A number of our stockholders have asked us questions about the current state of the company and its prospects. The inquiries likely were motivated by the recent decline in our stock price. Rest assured that we believe that the decline is not a result of any adverse change in our current business or prospects. We frankly don’t understand it ourselves. All we can do, and what we are doing, is to keep advancing the growth and performance of the company. We believe strongly in our business model, and, given our capital constraints, we are pushing ahead with all deliberate speed.

A small number of stockholders have been posing questions separately to some of our Board members. Both we and those Board members agree that it is not appropriate for individual Board members to speak privately with individual stockholders, but our Board considers all questions and suggestions directed to it by our stockholders. We have posed a number of these questions below, and want all of our stockholders to have the benefit of our responses. Some questions posed to the Board are not appropriate for either a private or public response. These have to do with internal policies and procedures that must remain internal to the company, in some cases because they relate to sensitive business information. That said, here are some of the inquiries that we feel are appropriate to answer publicly:

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Question: Does the Board of Directors meet in person or by conference call?

Answer: We hold regular Board meetings both by conference call and at in-person meetings. We have a distinguished and helpful Board of Directors, and we frequently use conference calls with Board members individually and collectively to solicit their input.

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Question: How should shareholders contact the company to ask questions and make suggestions regarding the company’s business?

Answer: First of all, often it is not appropriate for shareholders to contact individual Board members with questions regarding the company. Although they are fully informed about the company’s activities, centralized communications are essential to ensure that there are no inconsistencies or misunderstandings. Questions about the company generally, and its strategy, should be directed to John Hatsopoulos, our Chief Executive Officer. Questions about financial matters should be directed to Gabriel Parmese, our Chief Financial Officer. Contact information for the company is on our website. A stockholder that desires to communicate directly with the Board or one or more of its members concerning the affairs of the company should direct the communication in writing to the company in the manner set forth in the company’s proxy statement.

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Question: How often does the Board review the business plan and operating budget?

Answer: A comprehensive review of the Company’s performance and plans occurs after receipt of our quarterly financial statements. Event-based updates and discussions are held throughout the year. Our Audit Committee also has separate conversations with the auditors. The Audit Committee also has free access to our CFO and they frequently consult him.

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Question: Is the company satisfied with the level of staffing at the company and its competence?

Answer: Frankly, no and yes. We have implemented recent staffing changes, and now believe we have a management team with the broad skill set necessary to operate our business. The company is capital constrained, and we are extremely careful to control our expenses. Of course, this is a classic “cart and horse” problem. If we had more capital, we could more effectively exploit the many promising opportunities we have to grow our business. However, until we grow our business, it is difficult to adequately capitalize on our business opportunities.

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Question: What caused the confusion surrounding the recent dividend of EuroSite Power shares to our stockholders?

Answer: We can assure our stockholders that the dividend was handled in a professional manner. We commissioned an independent valuation of the value of the dividend shares, and reported that information both publicly and directly to the various financial intermediaries involved in distributing the dividend. Regretfully, one of the intermediaries took it upon itself to set a different value for the dividend. They had absolutely no basis to do so, and their reporting of their valuation caused a substantial amount of confusion and cost to many of our shareholders. This organization retracted their actions at our request.

More generally, the purpose of the original organization and SEC registration of EuroSite Power, our majority owned subsidiary, was to provide investors with the opportunity to separately assess, and invest in, entities with a similar business model but in completely different markets – the United States and the European Union. The attention by the EU to clean energy issues is much different from the logjam that we are experiencing in the United States. The clean energy market in the EU is quite complex, and likely better understood by European investors than U.S. investors. We believe that the parallel operation of EuroSite Power is the best way to capture value for our consolidated business.

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Question: Does the company have a policy requiring Board members to purchase stock in ADGE?

Answer: No, but we do make equity grants to the directors as incentive compensation (except for John Hatsopoulos, who does not receive any equity grants). Mr. Hatsopoulos is a large shareholder of the company and regularly receives shares distributed on conversion of convertible notes of ADGE that he holds. Our chairman also has purchased shares of the company.

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Question: How is the CEO’s time allocated to ADGE versus the other companies he is involved in? How is his compensation determined?

Answer: Mr. Hatsopoulos devotes a portion of his time to both ADGE and its affiliated company, Tecogen Inc. He devotes substantially less time to EuroSite Power. The amount of time devoted to each company is not easily calculated (or relevant) since it varies widely over time and is dependent on the separate needs of these companies. Also, both ADGE and Tecogen have highly competent operational management, and so the CEO’s time is largely devoted to strategic and financing matters. As for compensation, that is addressed in our SEC reports. Mr. Hatsopoulos does not take a salary – he has confidence in the future of these businesses and declined to recieve a salary. This decision modestly improves each company’s financial condition, and is in his own interest, as a large shareholder of the company, and in the interest of the other shareholders. He also does not receive any equity compensation from the company. As previously stated, Mr. Hatsopoulos is a large shareholder of the company and regularly receives shares distributed on conversion of convertible notesof ADGE that he holds.

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Question: How many sales/engineers does ADGE presently have marketing systems, and are more needed?

Answer: More sales/engineers are needed over time, but we should balance expenses of the sales function with our ability to meet capital commitments to customers.

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Question: Why does it take so long to install systems and generate revenue?

Answer: It is a long and difficult process to get systems up and running and generating revenue. Partly, it is a function of technical complexity. And, that is an area that we can control. Also, it is a function of satisfying various regulatory authorities that need to approve the projects. That isn’t in our control, and is a principal contributor to the length of the sales and installation cycle.

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Question: Where is ADGE’s future financing likely to come from and how is the company soliciting new investments?

Answer: As we have mentioned, the company is currently capital constrained. We believe that it would grow more rapidly with added capital. We have explored multiple financing options, and we have raised money both publicly and privately. Some of our investors are extremely sophisticated and wealthy individuals and frequently make introductions for us. Given that we need substantial funds, our most promising source of future financing is likely to be from corporate and strategic investors and/or from substantial private equity funds.

Sincerely,

/s/ Charles T. Maxwell

Charles T. Maxwell

Chairman of the Board

/s/ John N. Hatsopoulos

John N. Hatsopoulos

Chief Executive Officer